Exhibit 10.7

Customer's Copy

HSBC

PRIVATE & CONFIDENTIAL

Lam Ying
Flat A 17/F Mai Wah Ind Bldg
1-7 Wah Sing Street
Kwai Chung
New Territories

27 July 2022

Dear Customer

Commercial Banking Mortgage Loan (Borrower: E I L Company Limited)
Property Address: Unit E (including Balcony(ies) and Utility Plaftform(s) Thereof) on the 12th Floor of La Salle Residence, No.6 La Salle Road, Kowloon, Hong Kong

According to our record, you are prepared to mortgage your property and/or provide a guarantee for the above commercial banking mortgage loan application.

Please be informed that we have obtained your credit report from a credit reference agency and considered it in connection with this commercial banking mortgage loan application. As provided for under the Code of Practice on Consumer Credit Data issued by Office of the Privacy Commissioner for Personal Data, you may get a copy of your credit report and, where appropriate, to make a data correction request by contacting Consumer Relationship Department of TransUnion Limited on 2577 1816 or visit its website: www.transunion.hk.

Thank you for your interest in HSBC's services.

Yours sincerely

Catherine Leung
Vice President.
/nx
Encl

The Hongkong and Shanghai Banking Corporation Limited
Credit Services Team
8/F Tower 2 HSBC Centre 1 Sham Mong Road Tai Kok Tsui Kowloon
Web: www.hsbc.com.hk
Incorporated in the Hong Kong SAR with limited liability
Registered at the Hong Kong Companies Registry No. 263876

HSBC

Customer's Copy

PRIVATE & CONFIDENTIAL

Kong Wai On Ronnie
Flat A 17/F Mai Wah Ind Bldg
1-7 Wah Sing Street
Kwai Chung
New Territories

27 July 2022

Dear Customer

Commercial Banking Mortgage Loan (Borrower: E I L Company Limited)
Property Address: Unit E (including Balcony(ies) and Utility Plaftform(s) Thereof) on the 12th Floor of La Salle Residence, No.6 La Salle Road, Kowloon, Hong Kong

According to our record, you are prepared to mortgage your property and/or provide a guarantee for the above commercial banking mortgage loan application.

Please be informed that we have obtained your credit report from a credit reference agency and considered it in connection with this commercial banking mortgage loan application. As provided for under the Code of Practice on Consumer Credit Data issued by Office of the Privacy Commissioner for Personal Data, you may get a copy of your credit report and, where appropriate, to make a data correction request by contacting Consumer Relationship Department of TransUnion Limited on 2577 1816 or visit its website: www.transunion.hk.

Thank you for your interest in HSBC's services.

Yours sincerely

Catherine Leung
Vice President.
/nx
Encl

The Hongkong and Shanghai Banking Corporation Limited
Credit Services Team
8/F Tower 2 HSBC Centre 1 Sham Mong Road Tai Kok Tsui Kowloon
Web: www.hsbc.com.hk
Incorporated in the Hong Kong SAR with limited liability
Registered at the Hong Kong Companies Registry No. 263876

HSBC

Commercial Banking

Customer's Copy

PRIVATE AND CONFIDENTIAL
Kong Wai On Ronnie
Flat A 17/F Mai Wah Ind Bldg
1-7 Wah Sing Street
Kwai Chung
New Territories

27 July 2022

Dear Sir / Madam,

Re: E I L Company Limited ("the Borrower(s)")

1. An "All Monies" Legal Charge over the property at Apartment No.17, 36th Floor, Celestial Heights, No. 80 Sheung Shing Street, Kowloon granted by Kong Wai On Ronnie as the mortgagor(s).
2. A Guarantee (Unlimited Amount) dated 21 September 2017 from Kong Wai On Ronnie.

(collectively "the Security")

You have provided the Security to the Bank for the liabilities of the Borrower(s). The Security is unlimited in amount.

To comply with the Code of Banking Practice, the Bank writes to advise that we have offered to grant additional facilities to the Borrower(s). For details, please refer to the enclosed copy of the facility letter dated 27 July 2022 to the Borrower(s).

Yours faithfully

For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited

Catherine Leung
Vice President
/nx

Encl

The Hongkong and Shanghai Banking Corporation Limited
Credit Services Team
8/F Tower 2 HSBC Centre 1 Sham Mong Road Tai Kok Tsui Kowloon
Web: www.hsbc.com.hk
Incorporated in the Hong Kong SAR with limited liability

HSBC

Customer's Copy

COMMERCIAL BANKING
(CARM 220614 / 220722 / CM 220725)

CONFIDENTIAL

The Directors
E I L Company Limited
Flat A 17/F Mai Wah Ind Bldg
1-7 Wah Sing Street
Kwai Chung
New Territories

27 July 2022

Dear Sirs

BORROWER(S)

E I L Company Limited [Customer No.112-229034]

BANKING FACILITIES – facility letter dated 4 October 2021, as amended or supplemented from time to time (the "Facility Letter")

With reference to our recent discussions, we confirm that the Facility Letter will be amended as set out below. Save as amended by this letter, the terms of the Facility Letter and (if any) all related documents shall remain unchanged and continue in full force and effect. The Bank shall have an unrestricted discretion to cancel, reduce or suspend, or determine whether or not to permit drawings in relations to, the facilities. The facilities are subject to review at any time, and also subject to the Bank's overriding right of repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

An arrangement fee of HKD5,000.- will be charged to the Borrower(s)'s account upon receipt of acceptance of the Facility Letter whether or not the facilities are drawn or cancelled by the Borrower(s).

Unless defined differently, a term defined in the Facility Letter has the same meaning in this letter.

The Hongkong and Shanghai Banking Corporation Limited
Credit Services Team
8/F Tower 2 HSBC Centre 1 Sham Mong Road Tai Kok Tsui Kowloon
Web: www.hsbc.com.hk

AMENDMENT(S) OF FACILITIES

The facility(ies) below shall be amended as follows:

FACILITIES	**New**	**Previously**
(1) HIBOR Loan (II)	HKD3,385,000.-	NIL

The principal of the loan will be repayable in accordance with the following schedule commencing 1 months after drawdown to the debit of the Borrower(s)'s account. Notwithstanding the foregoing, the Bank's ability to demand repayment at any time shall not be affected by the payment schedule as described.

No. of monthly Instalment	Instalment Amount
119	HKD28,208.-
1	HKD28,248.-

AMENDMENT(S) OF SECURITY AND OTHER DOCUMENTATION

The Bank will require to hold the following additional security document(s) and/or other document(s) in form and substance satisfactory to the Bank:

1. An "All Monies" Legal Charge over the property at Unit E (including Balcony(ies) and Utility Platform(s) Thereof) on 12th Floor, La Salle Residence (晟林), No. 6 La Salle Road, Kowloon granted by Lam Ying as the mortgagor(s).

   On receipt of the Borrower(s)'s acceptance of this Facility Letter, the Bank will instruct a law firm to prepare the security document(s). The law firm will also arrange for the registration of the security document(s) with the relevant government authority.

The Borrower(s) is to effect and maintain insurance of the mortgaged property against loss or damage by fire in its full insurable value at the Borrower(s)'s cost so long as the Mortgage is in force. Such insurance may be covered under the Master Policy over the property provided that the Bank's interests as charge are noted therein. In this connection, please notify the relative management company in this respect.

Without prejudice to any rights or remedies that the Bank may have under the Mortgage document, in the event that the Borrower(s) fails to perform the above obligations, the Bank may without prior notice, at the Borrower(s)'s cost and on behalf of the Borrower(s) (whether in the name of the Borrower(s)'s or the Bank), take out an insurance with such insurance company on such terms as the Bank thinks fit or renews the Borrower(s)'s existing insurance policy on such terms as the Bank thinks fit. The Bank shall be entitled to debit any money paid by the Bank for such insurance or renewal to any of the Borrower(s)'s accounts with the Bank.

2. A Declaration by An Operating Company Using and Occupying a Mortgaged Property Unit" from the Borrower(s).

For the avoidance of doubt, existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

AMENDMENT(S) OF SCHEDULE OF FACILITIES

The following schedule of facility in respect of the HIBOR Loan shall be inserted in the section headed "Schedule of Facilities".

HIBOR LOAN (II)

PURPOSE

The purpose of the facility is to finance working capital of the Borrower(s). Without prejudicing the Bank's unrestricted discretion to cancel or suspend, or determine whether or not to permit drawings in relation to, the facility, or the Bank's overriding right of repayment on demand, if the Bank becomes aware that any part of the facility is not used for the specified purpose, the Bank (acting reasonably) reserves the right to revise the terms of the facility without the Borrower's consent. Notwithstanding any of the foregoing, the Bank is not bound to monitor or verify the application of any amount advanced pursuant to this facility letter.

Conditions for Utilisation

Subject always to the Bank's right to suspend, withdraw or make demand for repayment in respect of the whole or any part of the facilities made available to the Borrower(s) at any time and determine whether or not to permit drawings in relation to the facilities:

1 Unless otherwise agreed by the Bank, 2 business days' advance notice of drawdown / rollover is to be given to the Bank. The reference to "business day" shall refer to the relevant definition of "Business Day" under the relevant benchmark interest rates of such currency in the attached Appendix (Details of Benchmark Rates).

2 Each drawdown / rollover to be for periods (interest period) of 1 month subject always to availability of matching funds in the market.

3 At the end of an interest period, the amount drawn may be rolled-over either in one or two or more amounts for further periods of 1 month subject always to availability of matching funds in the market.

4 With the Bank's prior approval in writing, the Borrower(s) may, during an interest period, prepay a loan (in whole but not in part) by serving the Bank 48 hours' advance notice in writing, subject to payment by the Borrower of the applicable prepayment fees and any break cost (i.e. the difference between the return the Bank would have received had the loan run to the last day of the then current interest period and the return the Bank would be able to obtain by placing an amount equal to the amount so repaid with a leading bank in the market for a period starting on the business day following receipt of that amount and ending on the last day of the current interest period).

5 Amounts repaid or prepaid will not be available for redrawing and will be applied to repayment of the total amount outstanding in inverse order of maturity.

6 Any payment which is due to be made, or if any interest period would otherwise end on a day that is not a business day shall be made or end on the next business day in the same calendar month (if there is one) or the preceding business day (if there is not).

7 The Bank reserves the right to renegotiate the interest spreads should any event occur which changes the basis on which interest margins are presently calculated.

8 Please note that the Bank's Loans Section is responsible for the administration of facilities. For rate quotations and other day to day administrative matters, please contact Ms Grace Lung on telephone number 2288 2537.

PRICING

Interest, for any loans drawn in HKD, will be charged at HIBOR (as defined under Section 1 (General Section – IBOR referencing facilities) in the attached Appendix (Details of Benchmark Rates)) +1.7% p.a.

For details of benchmark interest rates and relevant defined terms used in this pricing section, please refer to the Appendix (Details of Benchmark Rates) specified above. The Bank and the Borrower(s) may enter into an agreement to supplement or amend any of the provisions of the attached Appendix (Details of Benchmark Rates) (the "**Rate Supplement**"). A Rate Supplement shall be effective and binding on all parties if signed by the Borrower(s) and the Bank.

Any interest, commission or fee accruing in relation to HKD is to be calculated, subject to the below, without rounding. The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by the Borrower(s) under the Facility Letter shall be rounded to 2 decimal places.

The above pricing shall apply to all loans under this facility. But if the interest period of an existing loan under this facility has already commenced prior to the date of the Facility Letter, the above pricing shall not change the interest rate already fixed as applicable to that interest period of the existing loan and interest on that loan shall continue to be calculated on the same basis until the end of the relevant interest period.

PREPAYMENT

Advance repayment of the loan facility outside of the above-detailed payment schedule shall be subject to the Bank's prior approval. A prepayment fee of 3% and 2% on the outstanding amount shall be charged on the 1st and 2nd years respectively of loan drawdown. All prepayments should be made on the interest payment dates only and amounts repaid shall not be available for subsequent re-drawing. This will not apply if prepayment is required as a result of the Bank making demand on the Borrower(s).

OTHER AMENDMENT(S)

The following changes shall be made to the Facility Letter.

Section of Change	**New**	**Previously**
In the section headed "Further Notes"	Please be informed that your or your security provider(s)'s credit report(s) from a credit reference agency has been considered for this mortgage loan application. As provided for under the Code of Practice on Consumer Credit Data issued by the Privacy Commissioner for Personal Data, you or your security provider(s) may get a copy of the relevant credit report(s) by contacting Consumer Relationship Department of TransUnion Limited on 2577 1816, website: www.transunion.hk.	NIL

APPENDIX : DETAILS OF BENCHMARK RATES

Section 1
General Section – IBOR referencing facilities

Benchmark	Applicable Currency	Definition of Benchmark
Hong Kong Interbank Offered Rate (HIBOR)* and 1	HKD	**"HIBOR"** means, in relation to any advance, the applicable Screen Rate at or around 11:00 am Hong Kong time on the proposed date of advance (or such other time or day if the market practice differs in the Hong Kong interbank market, as determined by the Bank), if any such rate is below zero, HIBOR will be deemed to be zero. **"Business Day"** means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong. **"Screen Rate"** means the Relevant Administrator's Interest Settlement Rate for Hong Kong dollars and for the relevant period displayed on the appropriate page of the Reuters screen provided that (a) if in the Bank's sole determination its funding cost is in excess of HIBOR, the Bank may specify the cost of funding any facility or financial arrangement; or (b) if the screen page is replaced, not available or such service ceases to be available, the Bank may specify another page or service displaying the appropriate rate. **"Relevant Administrator"** means the Hong Kong Association of Banks or any other person to whom the administrator function of the HIBOR fixing process is transferred from time to time.

Note:

1. Interpolated rates, which refers to rate calculated using linear interpolation method as recommended by The International Swaps and Derivatives Association (ISDA) for situation where there is no current quote available for below maturities:-
   - HIBOR: 4 months, 5 months, 7 months, 8 months, 9 months, 10 months and 11 months

* For tenors where fixing is not published by the relevant administrator and the interpolated rate does not apply, the benchmark rate shall be the rate as specified by the Bank in its sole discretion as its cost of funding the relevant facility or financial arrangement.

Section 2
Risk-free rates referencing for loan facilities- Not used

Section 3
Risk-free rates referencing for trade facilities- Not used

GOVERNING LAW

This letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. No one other than the Bank and the Borrower(s) will have any right to enforce the terms of this letter.

ACCEPTANCE

Please arrange for the **authorised signatories of the Borrower(s)** and, where applicable, guarantor and/or security provider, in accordance with the terms of the mandate given to the Bank, to sign and return the duplicate copy of this letter with Appendix by 17 August 2022 to signify the relevant party(ies)'s understanding and acceptance of the terms of this letter.

For the avoidance of doubt, existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

Please return the signed letter and (where applicable) guarantee and security document(s) to Commercial Banking Kowloon West District at Rooms 910B-912, Cheung Sha Wan Plaza, Tower 2, 833 Cheung Sha Wan Road, Kowloon.

If you have any queries, please feel free to contact Catherine Leung, Vice President or Brenda Chan, Customer Service Officer on telephone no. 2288 6959 or 3941 6052.

Yours faithfully

For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited

Catherine Leung
Vice President
/nx

Encl

Acceptance and Confirmation

We, E I L Company Limited, confirm our acceptance of and agreement to all of the terms and conditions set out above.

For and on behalf of
E I L Company Limited

Signature ____________________	Signature ____________________
Name ____________________	Name ____________________
Title ____________________	Title ____________________
Date ____________________	Date ____________________

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